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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)        May 29, 1998


                                   HUBCO, INC.
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                 (State or other jurisdiction of incorporation)

               1-10699                              22-2405746
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       (Commission File Number)        (IRS Employer Identification No.)

                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                    (Address of principal executive offices)

                                 (201) 236-2600
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets.

         On May 29, 1998, HUBCO completed its previously announced acquisition of MSB Bancorp, Inc. ("MSB") and MSB's wholly owned banking subsidiary, MSB Bank by merging MSB with and into HUBCO and MSB Bank with and into Bank of the Hudson, HUBCO's New York banking subsidiary, pursuant to the Agreement and Plan of Merger dated as of December 15, 1997 among HUBCO, MSB, and MSB Bank. In the merger, each share of MSB common stock was converted into 1.0209 shares of HUBCO Common Stock. As of March 31, 1998, MSB had total assets of $753.7 million, total deposits of $661 million and stockholders' equity of approximately $74.3 million.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) The financial statements required by this Item will be filed by amendment prior to August 12, 1998.

         (b) The pro forma financial information statements required by this item will be filed by amendment prior to August 12, 1998

         (c) Exhibits:

         (1) Agreement and Plan of Merger dated as of December 15, 1997 among HUBCO, Inc., MSB Bancorp, Inc. and MSB Bank * (Exhibit
                  99.2 to the December 22, 1997 Form 8-K)


* This exhibit was previously filed as an exhibit to the registrant's Form 8-K filed with the Commission on December 22, 1997 and thus is not included in this filing.



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                                     HUBCO, INC.

                                               D. LYNN VAN BORKULO-NUZZO
Dated: June 2, 1998                        By: __________________________
                                               D. Lynn Van Borkulo-Nuzzo
                                               Executive Vice President and
                                               Corporate Secretary